    As filed with the Securities and Exchange Commission on August 21, 1996
                                 File No. 333-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   XECOM CORP.
             (Exact Name of Registrant as Specified in its Charter)

     STATE OF NEVADA                                      33-0664567
(State or Other Jurisdiction                   (IRS Employer Identification No.)
   of Incorporation or
      Organization)

             69-730 HIGHWAY 111, SUITE 101, RANCHO MIRAGE, CA 92270
               (Address of Principal Executive Offices) (Zip Code)

                        AGREEMENT FOR CONSULTING SERVICES
                            (Full Title of the Plan)

                              JOSEPH C. VIGLIAROLO
             69-730 HIGHWAY 111, SUITE 101, RANCHO MIRAGE, CA 92270
                     (Name and Address of Agent for Service)

                                 (619) 202-1555
          (Telephone Number, including Area Code of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend of interest
reinvestment plan check the following line   X
                                          -------

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------
                             Proposed    Proposed
  Title of                   Maximum      Maximum
Securities         Amount    Offering    Aggregate       Amount
 to be             to be       Price     Offering     Registration
Registered       Registered  Per Share     Price         Fee (1)
- -------------------------------------------------------------------
Common Stock       460,000     $1.00     $460,000          $159


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- -----------
(1)  Calculated pursuant to Rule 457(h)


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                                     PART II

Item 3.  Incorporation of Certain Documents by Reference

         The Registrant's Form 10-SB filed on June 7, 1996 filed under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), is hereby incorporated by reference.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

Item 4.  Description of Securities

         Securities are registered under Section 12 of the Exchange Act

Item 5.  Interest of Named Experts and Counsel

         Does not apply

Item 6.  Indemnification of Directors and Officers:

                  Section 78.751 of the Nevada Revised Statutes, as amended (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim or matter as to which such a person has been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the corporation or for the amounts paid in settlement to the corporation, unless a court of competent jurisdiction determines upon application, that the person is, nonetheless, fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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                  The Article VIII, Section 1 of Registrant's By-laws contain provisions indemnifying its directors to the extent permitted by Section 78.751 of the Act, as amended from time to time.

                  The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Delaware Law.

Item 7.  Exemption from Registration Claimed

         Does not apply

Item 8.  Exhibits

         The following is a list of exhibits filed as part of the Registration
Statement:

                  5(1)  Opinion of Hickey, Klein & Schumacher re legality

                  24(l)  Consent of Harlan & Boettger, C.P.A.'s

Item 9.  Undertakings

         The undersigned hereby undertakes:

         (1)(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) The include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(a)(i) and (l)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-


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effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

         The undersigned Registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is a against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  Balance of this page left blank intentionally


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Rancho Mirage, State of California, on the 9th day of August, 1996.

                               XECOM CORP.

                               By:  /s/  Joseph C. Vigliarolo
                                    --------------------------
                                    JOSEPH C. VIGLIAROLO, President, Chief
                                    Financial Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                               Title                           Date
     ---------                               -----                           ----
 /s/ Joseph C. Vigliarolo           President, Chief Financial              8/9/96
- ----------------------------        Officer and Director
     JOSEPH C. VIGLIAROLO

/s/  Clifford Casey
- ----------------------------        Director                                8/9/96
     CLIFFORD CASEY, ESQ.

/s/  William F. Davis
- ----------------------------        Director                                8/9/96
     WILLIAM F. DAVIS

/s/  Dal N.R. Grauer
- ----------------------------        Secretary and Director                  8/9/96
     DAL N. R. GRAUER


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                                INDEX TO EXHIBITS

Sequentially
Numbered Exhibits                     Description
- -----------------                     -----------
     5.1                 Opinion of Hickey, Klein & Schumacher re legality

    24.1                 Consent of Harlan & Boettger, C.P.A.'s



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